UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 29, 2019

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2019, Provention Bio, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors and (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. The final voting results were as follows:

1. The election of each of Ashleigh Palmer, Jeffrey Bluestone, Avery Catlin, Anthony DiGiandomenico and Wayne Pisano as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ashleigh Palmer	14,780,540	78,295	14,798,944
Jeffrey Bluestone	14,780,479	78,356	14,798,944
Avery Catlin	14,858,177	658	14,798,944
Anthony DiGiandomenico	14,770,683	88,152	14,798,944
Wayne Pisano	14,780,479	78,356	14,798,944

2. The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,653,712	47	4,020	0

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: May 29, 2019	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer